Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-290046 and 333-258660 on Form F-3, and Nos. 333-270982, 333-264578, 333-262620, and 333-281587 on Form S-8 of our report dated March 17, 2026, relating to the financial statements of IceCure Medical Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 17, 2026